Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2018, relating to the consolidated financial statements and financial statement schedule of Neenah, Inc., and the effectiveness of Neenah, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Neenah, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

August 30, 2018